Exhibit 99.1

Pfenex and Alvogen Enter into U.S. Agreement for Commercialization of PF708, a Therapeutic Equivalent Candidate to Forteo®

SAN DIEGO, June 11, 2018 — Pfenex (NYSE American: PFNX) and Alvogen today announced entering into an agreement granting Alvogen exclusive rights to commercialize Pfenex’s lead drug candidate, PF708, a teriparatide therapeutic equivalent candidate to Eli Lilly & Company’s Forteo®, in the United States.

This collaboration aligns the interests and strengths of Pfenex and Alvogen in actions designed to secure regulatory approval and commercializing PF708 in the United States. Pfenex will continue to be responsible for development and registration of PF708, while Alvogen will provide additional regulatory and development expertise. Alvogen will assume responsibility for costs related to litigation, commercial manufacturing and supply chain, and commercialization of PF708. In consideration for the licenses and other rights granted in the development and license agreement, Pfenex will receive an upfront payment of $2.5 million and may be eligible to receive an additional $25M in support and regulatory milestone payments. Pfenex may also be eligible to receive a 50% gross profit split on sales if the product is rated as Therapeutic Equivalent (AP), and up to 40% if rated differently.

PF708 is being developed through the 505(b)(2) regulatory pathway in the United States and references Forteo® which achieved $1.7 billion in global sales in 2017. Following the positive top-line PF708-301 study results as announced last month, Pfenex expects to submit a new drug application for PF708 to the U.S. Food and Drug Administration (FDA) in the third quarter of 2018 leading to potential launch in the US, if approved by regulators, as early as the third quarter of 2019.

“We are excited to partner with Alvogen and believe that given their proven success in the US market it will maximize the value of PF708. Alvogen’s established commercial business with vast resources and experience will support us through the NDA submission process, product launch and commercialization. When these operational benefits are combined with the favorable financial terms of the agreement, we see this collaboration as a significant step towards building long-term value for Pfenex stockholders,” said Eef Schimmelpennink, Chief Executive Officer of Pfenex. “We have structured the agreement with Alvogen in a way that offers Pfenex experienced guidance and financial support as the PF708 commercialization program advances. By leading the PF708 program up to potential approval, the Pfenex team will be building additional experience for the development of future programs, while also maintaining the potential for long term value capture through a significant share of gross profits.”

“We are excited by the market opportunity that PF708 offers as a therapeutic equivalent candidate to Forteo® for the U.S. market. Forteo® achieved $1.7 billion in global sales in 2017,” stated Robert Wessman, Chief Executive Officer of Alvogen. “The Alvogen team looks forward to working with the Pfenex team in preparing the PF708 program for the NDA submission to the FDA, and setting up a robust commercial manufacturing and supply chain. Once PF708 receives market approval, we expect to quickly leverage our commercial operations in the U.S. in bringing the product to market. PF708 is highly complementary to our product portfolio in the U.S., which is focused on complex high value generics and brands, including; niche generics, patches, semi-solids, controlled release oral drugs and injectables.”

About Pfenex Inc.

Pfenex Inc. is a clinical-stage development and licensing biotechnology company focused on leveraging our Pfēnex Expression Technology® to improve protein therapies for unmet patient needs. Using the patented Pfēnex Expression Technology platform, the company has created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. The company’s lead product candidates are PF708, a therapeutic equivalent candidate to Forteo® (teriparatide) for the treatment of osteoporosis, and our novel anthrax vaccine candidates, Px563L and RPA563, funded through an advanced development contract with the U.S. government. In addition, Pfenex is developing hematology/oncology products, including PF743, a recombinant crisantaspase, and PF745, a recombinant crisantaspase with half-life extension technology, in collaboration with Jazz Pharmaceuticals. Furthermore, the company’s pipeline includes biosimilar candidates to Lucentis® and Neulasta®.

About Alvogen

Alvogen is a global, privately owned pharmaceutical company focused on developing, manufacturing and selling generic, brand, over-the-counter brands (OTC) and biosimilar products for patients around the world. The company has commercial operations in 35 countries with 2,800 employees and operates four manufacturing and development hubs in the U.S., Romania, Korea and Taiwan. North America is Alvogen’s single largest market and other key markets include: South Korea, Russia, Romania, Hungary, Ukraine, Taiwan, Japan and China. Learn more about Alvogen on www.alvogen.com.

Cautionary Note Regarding Forward-Looking Statement –This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future potential of PF708, including development and commercialization of PF708; the potential to receive future milestone and royalty payments under Pfenex’s agreement with Alvogen; the expected timing of Pfenex’s submission of the NDA for PF708; the expectation for PF708 to obtain marketing approval in the United States; Pfenex’s expectation to develop the product under the 505(b)(2) regulatory pathway in the United States; the belief that this agreement will help advance development and commercialization of PF708; potential market opportunities for PF708; the potential for the collaboration to support the PF708 program for the NDA submission to the FDA; and the belief that Alvogen will be able to quickly leverage its commercial operations in the U.S. in bringing PF708 to market. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, challenges in successfully demonstrating the efficacy and safety of product candidates; the pre-clinical and clinical results for product candidates, which may not support further development of product candidates or may require additional clinical trials or modifications of ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; and difficulties in obtaining and maintaining intellectual property protection for product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and in Pfenex’s subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

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For further information:

Susan A. Knudson

Chief Financial Officer

Pfenex Inc.

(858) 352-4324

sknudson@pfenex.com